UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2020

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration Agreement

On October 22, 2020, Solid Biosciences Inc. (the “Company”) entered into a collaboration and license agreement (the “Collaboration Agreement”) with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”), pursuant to which the Company granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by the Company to make, have made, use, distribute, offer for sale, sell, import and export, including to research, develop, modify, enhance, improve, register, distribute, commercialize, or otherwise dispose of AAV8 or other clade E AAV variant pharmaceutical products that express the Company’s MD5 nNOS binding domain form of microdystrophin protein for the diagnosis, treatment, cure, mitigation or prevention of Duchenne Muscular Dystrophy and other disease indications resulting from a lack of functional dystrophin, including Becker muscular dystrophy (the “Licensed Products”). The Company retains exclusive rights to all other uses of its microdystrophin proteins, including under its existing SGT-001 program.

The Company will conduct certain activities agreed to by the parties with respect to the development of Licensed Products. Ultragenyx will reimburse the Company for personnel and out-of-pocket costs that the Company incurs in conducting such development activities. Otherwise, Ultragenyx has decision-making authority with respect to the development, manufacturing and commercialization of Licensed Products.

With respect to each Licensed Product for which the Company has not exercised the Development Option or Income Share Option (each as defined and described below), the Company will be entitled to milestone payments of up to $25.0 million in the aggregate for each such Licensed Product that achieves specified development milestones and $65.0 million in the aggregate for each such Licensed Product that achieves specified regulatory milestones. With respect to each Licensed Product for which the Company has not exercised the Income Share Option, the Company will also be entitled to milestone payments of up to $165.0 million in the aggregate for each such Licensed Product that achieves specified annual worldwide net sales milestones. For Licensed Products for which the Company has not exercised the Development Option or Income Share Option, Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a low double digit percentage to a mid-teens percentage based on Ultragenyx’s, and any of its affiliates’ and sublicensees’ annual worldwide net sales of such Licensed Products.

For each Licensed Product for which Ultragenyx decides to initiate a registrational trial in humans, the Company will have the option to fund 30% of the development costs in the United States and European Union for such Licensed Product and forgo the development milestones and regulatory milestones (the “Development Option”) and receive tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s, and any of its affiliates’ and sublicensees’ annual worldwide net sales of each such Licensed Product.

For each Licensed Product for which the Company exercises the Development Option, the Company may also elect to share 30% of the net income and net losses on net sales of such Licensed Product in the United States and European Union (the “Income Share Option”). For Licensed Products for which the Company has exercised the Income Share Option, the Company will not be entitled to milestone payments and Ultragenyx will pay the Company tiered royalties on a Licensed Product-by-Licensed Product and country-by-country basis ranging from a mid-teens percentage to a low twenties percentage based on Ultragenyx’s, and any of its affiliates’ and sublicensees’, annual net sales of each such Licensed Product outside of the United States and European Union.

All royalties payable under the Collaboration Agreement are payable during a specified royalty term, and may be reduced in various circumstances.

The Company may only exercise an Income Share Option if neither the Company nor any of its affiliates is then developing or commercializing a product that is competitive with the Licensed Product that is subject to such option. If the Company or any of its affiliates subsequently develops or commercializes a product that is competitive with a Licensed Product for which the Company has exercised an Income Share Option, then the Company and Ultragenyx will no longer share the net income and net losses on net sales of such Licensed Product and such Licensed Product will be treated as if the Company had exercised the Development Option with respect to such Licensed Product.

Following the Company’s exercise of the Development Option or Income Share Option with respect to a Licensed Product, the Company also has the right to cease participation in the sharing of development costs and sharing in net income and net losses on net sales, as applicable, for such Licensed Product by written notice to Ultragenyx. Upon such notice, the Company will no longer share in the development costs and net income and net losses on net sales of such Licensed Product, as applicable, and will be eligible to receive payments on milestones achieved after the opt-out for such Licensed Product and royalties at the rates applicable to Licensed Products for which the Company has not exercised the Development Option or Income Share Option, as described above.

The Collaboration Agreement also contains representations and warranties, covenants, indemnification and other negotiated provisions, including confidentiality obligations, customary for transactions of this nature. Other than with respect to Licensed Products for which the Company has exercised an Income Share Option, the Collaboration Agreement continues on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of all payment obligations under the agreement, at which time the agreement expires with respect to such Licensed Product in such country and Ultragenyx shall have a fully-paid up, royalty-free, perpetual and irrevocable license to the intellectual property rights licensed by the Company to Ultragenyx respect to such Licensed Product in such country. With respect to any Licensed Product for which the Company has exercised an Income Share Option, the Collaboration Agreement continues until there are no longer sales of such Licensed Product in the United States or Europe. Either party has the right to terminate the agreement if the other party has materially breached in the performance of its obligations under the agreement and such breach has not been cured within the applicable cure period. Ultragenyx may also terminate the Collaboration Agreement in its sole discretion upon 90 days’ prior written notice to the Company.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Stock Purchase Agreement

In connection with the execution of the Collaboration Agreement, Ultragenyx and the Company also entered into a stock purchase agreement (the “Stock Purchase Agreement”) on October 22, 2020 (the “Closing Date”), pursuant to which the Company issued and sold 7,825,797 shares of its common stock (the “Shares”) to Ultragenyx at a price of $5.1113 per share, which represented a 33% premium to the volume weighted average price of the Company’s common stock for the 10 trading days prior to the Closing Date, for an aggregate purchase price of approximately $40 million. The Stock Purchase Agreement contains customary representations, warranties and covenants of each of the parties thereto.

Following the sale of the Shares, Ultragenyx beneficially owns approximately 14.45% of the Company’s outstanding common stock.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Investor Agreement

In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and Ultragenyx entered into an Investor Agreement (the “Investor Agreement”) on October 22, 2020. Pursuant to the terms of the Investor Agreement, Ultragenyx agreed that the Shares will be subject to a lock-up restriction, such that Ultragenyx will not, and will also cause its affiliates not to, without the prior approval of the Company and with certain exceptions, sell, transfer or otherwise dispose of the Shares until the earliest to occur of (i) 18 months after the Closing Date, (ii) the termination of the Collaboration Agreement or (iii) other specified events. In addition, following the expiration of the lock-up period and for the ten year period after the Closing Date, subject to specified conditions, the Company will agree to file a registration statement in order to register all or a portion of the Shares. In addition to other exceptions, the Company will not be required to effect more than two such demand registrations for Ultragenyx in the aggregate and is not required to effect more than one such demand registration in any 12 month period. The Company also provided Ultragenyx with certain “piggyback” registration rights such that following the expiration of the lock-up period and for the ten year period after the Closing Date, subject to specified conditions and so long as Ultragenyx holds at least 1% of the Company’s outstanding common stock, whenever the Company proposes to register shares of its common stock for its account, Ultragenyx will have the right to include some or all of its Shares in such registration. The Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Shares.

Pursuant to the terms of the Investor Agreement, Ultragenyx agreed that, so long as it holds at least 10% of the Company’s outstanding common stock, the Shares will be subject to a voting agreement, such that until the earliest to occur of certain specified events, and subject to specified conditions, Ultragenyx will, and will cause its permitted transferees to, vote in accordance with the recommendation of the Company’s Board of Directors with respect to specified matters, and Ultragenyx granted the Company an irrevocable proxy with respect to the foregoing.

In addition, pursuant to the terms of the Investor Agreement, Ultragenyx agreed that the Shares will be subject to a standstill agreement, such that until the earlier to occur of (i) 24 months after the Closing Date or (ii) other specified events, Ultragenyx and its affiliates will be subject to customary standstill restrictions.

The foregoing description of the terms of the Investor Agreement is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

The representations, warranties and covenants contained in the Stock Purchase Agreement and the Investor Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Stock Purchase Agreement and the Investor Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.02	Results of Operations and Financial Condition

The information provided in Item 8.01 below regarding the Company’s cash and cash equivalents as of September 30, 2020 is hereby incorporated by reference into this Item 2.02.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is hereby incorporated by reference into this Item 3.02. The Shares are being sold to Ultragenyx pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder, as the transaction does not involve any public offering within the meaning of Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events

The Company believes that its existing cash and cash equivalents of approximately $24.8 million as of September 30, 2020, together with the net proceeds from the issuance and sale of the Shares, will enable it to fund its operating expenses into the second quarter of 2021. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently anticipates.

The Company’s estimate of its cash and cash equivalents as of September 30, 2020 is preliminary and unaudited, represents management’s estimate as of the date of this Current Report on Form 8-K and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimate of cash and cash equivalents.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the sufficiency of the Company’s cash and cash equivalents to fund its operating expenses. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: risks associated with the Company’s ability to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities, obtain and maintain the necessary approvals from investigational review boards at IGNITE DMD clinical trial sites and the IGNITE DMD data safety monitoring board, enroll patients in IGNITE DMD, continue to advance SGT-001 in clinical trials, replicate in clinical trials positive results found in preclinical studies and earlier stages of clinical development, advance the development of its product candidates under the timelines it anticipates in current and future clinical trials, successfully optimize and scale its manufacturing process, obtain, maintain or protect intellectual property rights related to its product candidates, compete successfully with other companies that are seeking to develop DMD/Duchenne treatments and gene therapies, manage expenses and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-001, achieve its other business objectives and continue as a going concern; general economic and market conditions; and other important risk factors set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: October 23, 2020	By:	/s/ Jennifer Ziolkowski
	Name:	Jennifer Ziolkowski
	Title:	Chief Financial Officer